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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    0-11402                    74-1666060
(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
        OF INCORPORATION)          FILE NUMBER)             IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

          On July 14, 1999, Telxon Corporation (the Company") issued a press release (the "July Release") announcing its operating results for the fourth quarter of fiscal 1999, and the fiscal year, ended March 31, 1999. The July Release also notes that the Company will require additional time to complete its fiscal 1999 10-K for filing.

          A copy of the July Release discussing the above and certain related matters is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference. The July Release includes unaudited consolidated balance sheets of the Company for March 31, 1999 and, as restated to reflect the restatement of the Company's financial statements as discussed in its press releases of February 23, 1999 (the "February Release") and March 1, 1999 (the "March Release"), March 31, 1998 (the March 31, 1998 balance sheet included in the July Release reflects certain limited adjustments to the balance sheet for that date included as part of the March Release) and unaudited condensed consolidated statements of operations for the quarterly and fiscal annual periods ended March 31, 1999 (the fiscal annual statement gives effect to the restatements of the Company's financial statements as discussed in the February Release and the Company's June 16, 1999 press release (the "June Release")) and, as restated to reflect the restatement of the Company's financial statements as discussed in the February Release, March 31, 1998. The February Release, March Release and June Release were each filed under cover of a Form 8-K dated as of the date of that press release.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  99    Press Release issued by the registrant on July 14, 1999.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TELXON CORPORATION



Date:  July 15, 1999                 By:    /s/ Glenn S. Hansen
                                            -------------------
                                            Glenn S. Hansen
                                            Vice President, Legal Administration
                                             and Corporate Counsel